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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante San Clemente, California	92672

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2020, the Board of Directors (“Board”) of Glaukos Corporation (the “Company”), upon the recommendation of the Compensation, Nominating and Governance Committee (the “Compensation Committee”) of the Board, appointed Dr. Gilbert H. Kliman, M.D. as a Class I director to serve on the Board until the Company’s annual meeting of stockholders in 2022. Dr. Kliman was also appointed to serve on the Compensation Committee of the Board. There are no arrangements or understandings between Dr. Kliman and any other person pursuant to which Dr. Kliman was appointed to serve on the Board. Dr. Kliman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Kliman will receive compensation for his service as director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in Exhibit 10.25 to the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2020. In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnity agreement with Dr. Kliman, which agreement is filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 2, 2020.

Dr. Kliman previously served on the Board from 2007 until his resignation on August 6, 2019 in connection with the Company’s acquisition of Avedro, Inc., upon which board of directors Dr. Kliman also served. Dr. Kliman has been a partner of InterWest Partners, a venture capital firm, since 1996, and has been a managing director there since 1999. Dr. Kliman served on the board of directors of Epocrates, Inc. (acquired by athenahealth, Inc.) from 1999 to 2011, and IntraLase Corp. (acquired by Advanced Medical Optics, Inc.) from 2000 to 2007. From 1995 to 1996, Dr. Kliman was an investment manager at Norwest Venture Partners, a venture capital firm. From 1989 to 1992, Dr. Kliman served as an associate at TA Associates, a private equity investment firm. Dr. Kliman is a board-certified ophthalmologist and completed a retina research fellowship at Massachusetts Eye and Ear Infirmary and residency training at Wills Eye Hospital.  Dr. Kliman holds a B.A. from Harvard University, an M.D. from the University of Pennsylvania and an M.B.A. from the Stanford Graduate School of Business. Dr. Kliman currently serves as a director of a number of private life science and healthcare IT companies, and serves as a director on the executive board of ORBIS International, a global non-profit focused on preventing avoidable blindness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION (Registrant)

By:	/s/ Joseph E. Gilliam
Name: Joseph E. Gilliam
Title: Chief Financial Officer and Senior Vice President, Corporate Development

Date: March 18, 2020